Exhibit 4.1

NUMBER	UNITS

U-______________

SEE REVERSE FOR

CERTAIN DEFINITIONS

MATERIAL RESOURCE ACQUISITION CORP.

CUSIP G6006M 121

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE-THIRD OF ONE WARRANT

THIS CERTIFIES THAT ______________________________

is the owner of ______________________________ Units.

Each Unit (“Unit”) consists of one Class A ordinary share, par value $0.0001 per share (“Ordinary Shares”), of Material Resource Acquisition Corp., a Cayman Islands exempted company (the “Company”), and one-third of one warrant of the Company (“Warrant”). Each whole Warrant entitles the holder to purchase one Ordinary Share for $11.50 per share (subject to adjustment). Each Warrant will become exercisable at the later of ______, 2027 [12 months from the closing of the offering] and 30 days after the Company’s completion of an initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. The Ordinary Shares and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until the fifty second (52nd) day following the Company’s initial public offering, unless Lucid Capital Markets, LLC informs the Company of its decision to allow earlier separate trading, except that in no event will the Ordinary Shares and Warrants be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of ___________, 2026, between the Company and Efficiency Inc., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, New York, NY 10017, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By: ______________________________	______________________________
Chairman	Secretary

Material Resource Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	________________ Custodian (Cust) ________________ Minor under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated: ______________________	Signature: ______________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:	_________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the ordinary shares underlying this certificate only in the event that (i) the Company is forced to liquidate and dissolve because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.